EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey, C. Marvin Scott and Rick D. Gardner, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, Superior Financial Corp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

Hereby executed by the following persons in the capacities indicated on March 11, 2003 in Fort Smith, Arkansas.

/s/ C. STANLEY BAILEY C. Stanley Bailey	Chairman of the Board of Directors and Chief Executive Officer

/s/ C. MARVIN SCOTT C. Marvin Scott	President, Chief Operating Officer and Director

/s/ RICK D. GARDNER Rick D. Gardner	Chief Administrative Officer and Director

/s/ TERRY A. ELLIOTT Terry A. Elliott	Director

/s/ BRIAN A. GAHR Brian A. Gahr	Director

/s/ H. BAKER KURRUS H. Baker Kurrus	Director

/s/ HOWARD B. MCMAHON Howard B. McMahon	Director

/s/ JOHN M. STEIN John M. Stein	Director

/s/ JOHN E. STEURI John E. Steuri	Director

/s/ DAVID E. STUBBLEFIELD David E. Stubblefield	Director